SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 26, 2003

                           Commission File No. 1-11781

                           DAYTON SUPERIOR CORPORATION
             (Exact name of registrant as specified in its charter)

                    Ohio                             31-0676346
     -------------------------------      ---------------------------------
        (State or other jurisdiction      (IRS Employer Identification No.)
               of Incorporation)

            7777 Washington Village Dr., Suite 130 Dayton, Ohio 45459
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (937) 428-6360

ITEM 5.  OTHER EVENTS.

On February 26, 2003, Dayton Superior Corporation (the "Company") reports fourth quarter and full year results.

The following press release has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference:

Press Release of the Company dated February 26, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          DAYTON SUPERIOR CORPORATION



                          By: /s/Alan F. McIlroy
                              --------------------
                              Name: Alan F. McIlroy
                              Title: Vice President and Chief Financial Officer

Date:  February 26, 2003

Dayton Superior Reports Fourth Quarter and Full Year Results

    DAYTON, Ohio--(BUSINESS WIRE)--Feb. 26, 2003--Dayton Superior today reported sales for calendar year 2002 and the fourth quarter of the year. Sales for all of 2002 were $378.3 million, 3.9% lower than 2001 sales of $393.7 million. The sales decrease is attributable to the adverse impact of the economic slowdown on construction activity.
    Gross margin for all of 2002 was 34.1% compared to 35.4% in 2001. This was due to a variety of factors, including lower sales volume, pricing pressures and a change in product mix. Selling, General and Administrative expenses totaled 24.1%, a 70 basis point improvement over the 24.8% posted in 2001 due primarily to cost saving actions taken in 2002. Operating margins increased with the 2002 operating margin at 8.4% compared with the year earlier operating margin of 7.7%.
    For the year, EBITDA (see definition and reconciliation to operating income on page 7 of the accompanying tables) decreased by 2.5% to $58.5 million from calendar 2001 EBITDA of $60.0 million.
    For the full year 2002, the loss before cumulative effect of change in accounting principle was $3.1 million, compared to $3.5 million for the prior year.
    Sales in the fourth quarter of 2002 were $88.0 million, a decrease of 2.2% from sales of $90.0 million in the fourth quarter of 2001. Sales declined as the economic slowdown adversely impacted construction activity in the quarter.
    Gross margin for the most recent quarter was 33.1% compared to 36.1% for the same period in 2001 while SG&A expenses increased as a percent of net sales to 27.1% from 26.4% the previous year. Dayton Superior's operating margins were 2.8% for the recent quarter, compared with the year earlier operating margin of 5.7%.
    For the recent quarter, EBITDA declined by 10.8% to $11.1 million from the year earlier fourth quarter EBITDA of $12.4 million.
    The net loss for the fourth quarter 2002 was $5.6 million versus a net loss in the prior year fourth quarter of $2.1 million.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "The results for 2002 reflect the impact of a continued slow construction market. I am pleased by the response of our organization to these tough conditions. We limited the decline in gross margin to 130 basis points, and offset more than half of the gross margin decline by cutting our SG&A expenses by 70 basis points. We continue to take actions to aggressively trim our costs. I am proud of how our employees have performed in a very challenging environment."
    The Company has scheduled a conference call at 2:00 p.m. ET, Thursday, February 27, 2003, to discuss the 2002 results. The conference call can be accessed by dialing 1-952-556-2804. A replay of the call will be available from 5:00 p.m. ET on February 27, 2003 through 11:59 p.m. on March 6, 2003 by calling 1-800-615-3210 and entering reservation #6404086.

    Dayton Superior Corporation, with annual revenues of $378 million, is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.

    "Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control, such as the general economy, governmental expenditures and changes in banking and tax laws; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the seasonality of the construction industry; and the amount of debt Dayton Superior must service. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Registration Statement on Form S-4, Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission."

                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)



                                         For the fiscal quarter ended:
                                          Dec. 31, 2002 Dec. 31, 2001

Net Sales                                      $87,991        $89,953

Cost of Sales                                   58,842         57,497
Gross Profit                                    29,149         32,456
Gross Margin                                      33.1%          36.1%

Selling, General & Administrative               23,856         23,734
Selling, General & Administrative %               27.1%          26.4%
Facility Closing and Severance Expenses          2,540          2,702
Amortization of Intangibles                        302            936
Operating Income                                 2,451          5,084
Operating Margin                                   2.8%           5.7%

Interest Expense                                 9,086          8,333
Loss on Disposals of Property, Plant and
 Equipment                                         949             --
Other Expense                                       37              2
Loss Before Income Taxes                        (7,621)        (3,251)
Pretax Margin                                     (8.7%)        (3.6%)

Benefit for Income Taxes                        (2,031)        (1,123)
Effective Tax Rate                                26.7%          34.5%
Net Loss                                       ($5,590)       ($2,128)

EBITDA (a)                                     $11,054        $12,390


    (a) See definition and reconciliation to operating income after the last financial table.

                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)



                                               For the year ended:
                                           Dec. 31, 2002 Dec. 31, 2001

Net Sales                                      $378,284      $393,700

Cost of Sales                                   249,408       254,430
Gross Profit                                    128,876       139,270
Gross Margin                                       34.1%         35.4%

Selling, General & Administrative                91,221        97,532
Selling, General & Administrative %                24.1%         24.8%
Facility Closing and Severance Expenses           5,399         7,360
Amortization of Intangibles                         603         3,912

Operating Income                                 31,653        30,466
Operating Margin                                    8.4%          7.7%

Interest Expense                                 33,967        35,024
Loss on Disposals of Property, Plant and
 Equipment                                        1,115            --
Other Expense                                        80            95
Loss Before Income Taxes                         (3,509)       (4,653)
Pretax Margin                                      (0.9%)       (1.2%)

Benefit for Income Taxes                           (386)       (1,179)
Effective Tax Rate                                 11.0%         25.3%
Loss Before Cumulative Effect
  of Change in Accounting Principle              (3,123)       (3,474)

Cumulative Effect of Change in
  Accounting Principle, Net of Income
  Tax Benefit of $2,754                         (17,140)           --

Net Loss                                       ($20,263)      ($3,474)

EBITDA (a)                                      $58,505       $60,028


    (a) See definition and reconciliation to operating income after the last financial table.

                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)


                                         For the fiscal quarter ended:
                                           Dec. 31, 2002 Dec. 31, 2001

Sales:
    Concrete Accessories                        $46,820       $49,055
    Concrete Forming Systems                     33,564        35,345
    Paving Products                              10,621         8,561
    Intercompany Eliminations                    (3,014)       (3,008)
                                           ------------- -------------
        Net Sales                               $87,991       $89,953



                                               For the year ended:
                                          Dec. 31, 2002  Dec. 31, 2001

Sales:
    Concrete Accessories                      $209,799       $223,919
    Concrete Forming Systems                   126,941        133,530
    Paving Products                             57,123         51,378
    Intercompany Eliminations                  (15,579)       (15,127)
                                        --------------- --------------
        Net Sales                             $378,284       $393,700


                      Dayton Superior Corporation
                 Supplementary Information, Unaudited


                                             % Change 2002 vs. 2001
                                           Fourth Quarter   Full Year
Results of Operations:

Concrete Accessories                              (4.6%)        (6.3%)
Concrete Forming Systems                          (5.0%)        (4.9%)
Paving Products                                   24.1%         11.2%

Net Sales                                         (2.2%)        (3.9%)
Gross Profit                                     (10.2%)        (7.5%)

Selling, General & Administrative                  0.5%         (6.5%)
Facility Closing & Severance Expenses             (6.0%)       (26.6%)
Amortization of Intangibles                      (67.7%)       (84.6%)

Operating Income                                 (51.8%)         3.9%

EBITDA (a)                                       (10.8%)        (2.5%)


    (a) See definition and reconciliation to operating income after the last financial table.

                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)


                                                      As of:
                                           Dec. 31, 2002 Dec. 31, 2001
Summary Balance Sheet:
Cash                                             $2,404        $4,989
Accounts Receivable, Net                         61,165        51,628
Inventories                                      47,911        47,900
Other Current Assets                             17,257        18,824
Total Current Assets                            128,737       123,341
Rental Equipment, Net                            63,160        71,323
Property & Equipment, Net                        61,246        60,121
Goodwill & Other Assets                         120,828       142,058
Total Assets                                   $373,971      $396,843

Current Portion of
 Long-Term Debt                                 $ 6,991       $ 5,001
Accounts Payable                                 25,667        27,340
Other Current Liabilities                        30,328        34,057
Total Current Liabilities                        62,986        66,398
Long-Term Debt                                  292,545       286,945
Other Long-Term Liabilities                      21,462        26,779
Shareholders' Equity (Deficit)                  (3,022)        16,721
Total Liabilities &
  Shareholders' Equity (Deficit)               $373,971      $396,843


                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)


                                               For the year ended:
                                           Dec. 31, 2002 Dec. 31, 2001

Net Loss                                       ($20,263)      ($3,474)
Non-Cash Adjustments to Net Loss                 22,017         7,297
Changes in Assets and Liabilities, Net
   of the Effects of Acquisitions               (19,004)        4,400
Net Cash Provided By (Used In)
  Operating Activities                          (17,250)        8,223

Property, Plant and Equipment
   Additions, Net                                (9,267)       (9,755)
Rental Equipment Additions, Net                  17,230        (3,191)
Acquisitions, Net of Refunds of Purchase
  Price on Acquisitions                              --       (40,707)
Net Cash Provided By (Used In)
  Investing Activities                            7,963       (53,653)

Financing Activities                              6,595        48,834
Other, Net                                          107          (197)
Net Increase (Decrease) in Cash                 ($2,585)       $3,207


EBITDA (a)                                      $58,505       $60,028


    (a) See definition and reconciliation to operating income after the last financial table.

                      Dayton Superior Corporation
        Reconciliation of Operating Income to EBITDA, Unaudited
                            (in thousands)


                                         For the fiscal quarter ended:
                                           Dec. 31, 2002 Dec. 31, 2001


    Operating Income                             $2,451        $5,084
    Facility Closing and Severance Expenses       2,540         2,702
    Depreciation Expense                          5,761         3,668
    Amortization of Goodwill and
     Intangibles                                    302           936
                                           ------------- -------------
        EBITDA                                  $11,054       $12,390



                                                For the year ended:
                                          Dec. 31, 2002  Dec. 31, 2001


    Operating Income                           $31,653        $30,466
    Facility Closing and Severance
     Expenses                                    5,399          7,360
    Depreciation Expense                        20,850         18,290
    Amortization of Goodwill and
     Intangibles                                   603          3,912
                                          ------------- --------------
        EBITDA                                 $58,505        $60,028


    Note:

    EBITDA, as defined in our credit agreement, is calculated as earnings before interest expense, benefit for income taxes, depreciation expense, amortization of goodwill and intangibles, facility closing and severance expenses, loss on disposals of property, plant and equipment, and other expense.

    CONTACT: Dayton Superior Corporation
             Alan F. McIlroy, 937/428-7170
             Fax: 937/428-9115